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                            KELLEY DRYE & WARREN LLP
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                               STAMFORD, CT 06901




                                  July 20, 1999



Eastbrokers International Incorporated
15245 Shady Grove Road
Suite 340
Rockville, Maryland  20850

Dear Gentlemen:

                  We have acted as special counsel to Eastbrokers International Incorporated, a Delaware corporation (the "Company"), in connection with the proposed offering of 13,000 shares (the "Common Stock Shares") of common stock, $.05 par value per share ("Common Stock), 193,900 Class C Common Stock Purchase Warrants (the "Warrants"), 193,900 shares of Common Stock (the "Warrant Shares") underlying the Class C Warrants, 475,000 shares of Common Stock (the "Debenture Shares") underlying the 5 percent Convertible Debentures due 2002 (the "Debentures") and 234,781 shares of Common Stock (the "Note Shares" and together with the Warrant Shares and Debenture Shares, the "Shares") underlying the 10 percent Convertible Promissory Notes due 2002 (the "Notes") as described in the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), to which this opinion constitutes an exhibit (the "Registration Statement"). As such counsel, you have requested our opinion as to the matters described herein relating to the Shares and the Warrants. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

                  We have examined the Company's Certificate of Incorporation and By-Laws, in each case as amended and restated through the date hereof; minutes of the Company's corporate proceedings through the date hereof, as made available to us by officers of the Company; an executed copy of the Registration Statement and all exhibits thereto in the form filed with the Commission; and such matters of law and such documents and other instruments as we have deemed necessary by us in order to deliver the within opinion. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity


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Eastbrokers International Incorporated
July 20, 1999
Page Two



of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

                  Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares and the Warrants have been duly authorized and (i) the Common Stock Shares have been validly issued, are fully paid and non-assessable, and (ii) the Warrant Shares upon exercise of the Warrants pursuant to the terms of the Warrants and (iii) the Note Shares and the Debenture Shares upon conversion of the Notes and the Debentures, respectively, pursuant to the terms of the Notes and the Debentures, respectively, will be validly issued, fully paid and nonassessable. The Warrants constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganizations, moratorium, receivership and similar state or federal laws affecting the rights and remedies of creditors generally, (ii) general principles of equity whether applied in a proceeding in equity or at law and (iii) the enforceability of any provision therein providing for specific performance injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the Prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                Very truly yours,

                                                KELLEY DRYE & WARREN LLP



                                                By: /s/ Jay R. Schifferli
                                                    ----------------------
                                                     A Member of the Firm